XO Group Reports First Quarter 2014 Financial Results

- Conference Call Thursday, May 8th, at 4:30 p.m. ET, Dial-In (844) 824-7422 (ID# 33533454)

- First quarter revenue up 7%

-  Gross margin of 86.2% on strong results from higher margin businesses

-  GAAP loss per share ($0.03), including $1.4 million of incremental restructuring costs

-  Non-GAAP EPS were $0.01

-  Acquires Two Bright Lights, the leading platform used by professional photographers to submit wedding photos

NEW YORK, May 8, 2014 /PRNewswire/ -- XO Group Inc. (NYSE: XOXO, xogroupinc.com), the premier consumer internet and media company devoted to weddings, pregnancy, and everything in between, today reported financial results for the three months ended March 31, 2014.

Total revenue for the first quarter of 2014 was $32.4 million, up 7% compared to the prior year.  Total GAAP net loss for the quarter was ($0.7) million or ($0.03) per share.  Operating expenses grew 26% in the quarter, reflecting investments in key initiatives to drive the mobile marketplace strategy.  During the quarter, the company also recorded incremental operating expense of $1.4 million related to executive transitions and the restructuring of its Los Angeles office, both aimed at better focusing the company.   As part of this transition, Chief Operating Officer, Carol Koh Evans, will be leaving her employment with the company at the end of this month.   Excluding these costs, operating expense grew 20% and non-GAAP earnings per share were $0.01.

During the quarter, the company acquired Two Bright Lights (TBL), the leading platform used by professional photographers to submit wedding photos.  As part of the transaction, the company welcomed five new employees, including TBL's founder, Siri Eklund.

"We delivered a solid quarter, better focused our company, made progress on our mobile product initiatives, and announced a highly strategic acquisition." said Michael Steib, Chief Executive Officer adding, "I would also like to thank Carol Koh Evans for her service to the company over the last six years."

The company ended the quarter with $75.5 million in cash.   During the quarter, the company utilized approximately $10.0 million for strategic acquisitions and investments, $4.0 million to satisfy tax withholding obligations for employees related to the vesting of their restricted stock awards, and $1.0 million for capital expenditures.

XO GROUP INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Amounts in Thousands, Except for Per Share Data) (Unaudited)

	Three Months Ended March 31,
	2014	2013
Net revenue:
National online sponsorship and advertising	$6,910	$6,575
Local online sponsorship and advertising	14,439	13,560
Total online sponsorship and advertising	21,349	20,135
Registry services	1,731	1,174
Merchandise	3,768	3,818
Publishing and other	5,572	5,146
Total net revenue	32,420	30,273
Cost of revenue:
Online sponsorship and advertising	463	495
Merchandise	2,366	2,477
Publishing and other	1,631	1,724
Total cost of revenue	4,460	4,696

Gross profit	27,960	25,577

Operating expenses:
Product and content development	8,873	6,872
Sales and marketing	11,113	9,976
General and administrative	7,065	4,819
Depreciation and amortization	1,677	1,103
Total operating expenses	28,728	22,770
(Loss) income from operations	(768)	2,807
Loss in equity interests	(60)	(58)
Interest and other (expense) income, net	(25)	13
(Loss) income before income taxes	(853)	2,762
(Benefit) provision for income taxes	(177)	1,089

Net (loss) income	$(676)	$1,673
Net (loss) income per share:
Basic	$(0.03)	$0.07
Diluted	$(0.03)	$0.07
Weighted average number of shares used in calculating net (loss) earnings per share:
Basic	24,908	24,460
Diluted	24,908	25,254

XO GROUP INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in Thousands) (Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$75,482	$90,697
Accounts receivable, net	13,698	11,838
Inventories	2,449	2,374
Deferred production and marketing costs	609	475
Deferred tax assets, current portion	2,813	2,782
Prepaid expenses and other current assets	7,916	5,993
Total current assets	102,967	114,159
Long-term restricted cash	3,125	2,599
Property and equipment, net	15,732	15,490
Intangible assets, net	4,501	3,357
Goodwill	42,436	38,500
Deferred tax assets	18,413	21,469
Investments	5,620	1,680
Other assets	392	495
Total assets	$193,186	$197,749
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$11,624	$12,420
Deferred revenue	16,702	14,864
Total current liabilities	28,326	27,284
Deferred tax liabilities	4,525	4,507
Deferred rent	5,731	5,914
Other liabilities	1,681	4,154
Total liabilities	40,263	41,859

Stockholders' equity:
Preferred stock	—	—
Common stock	268	270
Additional paid-in-capital	167,652	169,756
Accumulated other comprehensive loss	(160)	(204)
Accumulated deficit	(14,837)	(13,932
Total stockholders' equity	152,923	155,890
Total liabilities and equity	$193,186	$197,749

XO GROUP INC. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Amounts in Thousands, Except for Per Share Data) (Unaudited)

	Three Months Ended March 31,
	2014	2013

Net (loss) income	$(676)	$1,673
(Benefit) provision for income taxes	(177)	1,089
Depreciation and amortization	1,677	1,103
Stock-based compensation expense	1,188	1,304
Loss in equity interests	60	58
Interest and other expense (income), net	25	(13)
Severance charges (a)	1,354	-
Adjusted EBITDA	$3,451	$5,214
Depreciation and amortization	(1,677)	(1,103)
Stock-based compensation expense	(1,188)	(1,304)
Loss in equity interests	(60)	(58)
Interest and other expense (income), net	(25)	13
Adjusted income before income taxes	501	2,762
Adjusted provision for income taxes (b)	150	1,089
Adjusted net income	$351	$1,673

Adjusted net income per diluted share	$0.01	$0.07

Diluted weighted average number of shares outstanding	25,623	25,254

(a) Incremental costs included in Operating expenses on the Condensed Consolidated Statements of Operations for the three months ended March 31, 2014 include severance of approximately $1.4 million, representing (i) severance charges for certain executives and (ii) severance charges for the employees in the Los Angeles office ($70k in product and content development, $506k in sales and marketing, and $778k in general and administrative).

(b) Adjusted provision for income taxes was calculated using the annual effective tax rate for each respective period, excluding discrete items.

Supplemental data tables (unaudited)

Local Advertising Metrics (excluding Two Bright Lights)

	Q1 2014	Q4 2013	Q1 2013
Profile Count	30,857	30,562	30,435
Vendor Count	23,064	22,755	22,555
Churn Rate	27.0%	27.9%	29.8%
Avg. Revenue/Vendor	2,497	2,474	2,379

Stock Based Compensation

($000s)	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Product and Content	$443	$556
Sales and Marketing	239	341
General and Administrative	506	407
Total stock-based compensation	$1,188	$1,304

Conference Call and Replay Information

XO Group Inc. will host a conference call with investors at 4:30 p.m. ET on Thursday, May 8, 2014, to discuss its first quarter 2014 financial results. Participants should dial (844) 824-7422 and use Conference ID# 33533454 at least 10 minutes before the call is scheduled to begin. Participants can also access the live broadcast over the Internet on the Investor Relations section of the company's website, accessible at http://ir.xogroupinc.com. To access the webcast, participants should visit XO Group's website at least 15 minutes prior to the conference call in order to download or install any necessary audio software.

A replay of the webcast will also be archived on the company's website approximately two hours after the conference call ends. A replay of the call will be available at (855) 859-2056 or (404) 537-3406, conference ID #33533454.

About XO Group Inc.

XO Group Inc. (NYSE: XOXO; http://www.xogroupinc.com) is the premier consumer internet and media company devoted to weddings, pregnancy and everything in between, providing young women with the trusted information, products and advice they need to guide them through the most transformative events of their lives. Our family of premium brands began with the #1 wedding brand, The Knot, and has grown to include The Nest, The Bump and Ijie.com. XO Group is recognized by the industry for being innovative in media - from the web to mobile, magazines and books, and video. XO Group has leveraged its customer loyalty into successful businesses in online sponsorship and advertising, registry services, ecommerce and publishing. The company is publicly listed on the New York Stock Exchange (XOXO) and is headquartered in New York City.

Forward Looking Statements
This release may contain projections or other forward-looking statements regarding future events or our future financial performance. These statements are only predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we will not necessarily inform you if they do. Our policy is to provide expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) our online wedding-related and other websites may fail to generate sufficient revenue to survive over the long term, (ii) we incurred losses for many years following our inception and may incur losses in the future, (iii) we may be unable to adjust spending quickly enough to offset any unexpected revenue shortfall, (iv) sales to sponsors or advertisers may be delayed or cancelled, (v) efforts to launch new technology and features may not generate significant new revenue or may reduce revenue from existing services, (vi) we may be unable to develop solutions that generate revenue from advertising delivered to mobile phones and wireless devices, (vii) the significant fluctuation to which our quarterly revenue and operating results are subject, (viii) the seasonality of the wedding industry, (ix) our e-commerce operations are dependent on Internet search engine rankings, and our ability to influence those rankings is limited, (x) the dependence of our registry services business on third parties, and (xi) other factors detailed in documents we file from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Non-GAAP Financial Measures
This press release includes information about certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP" or "U.S. GAAP"), including Adjusted EBITDA, Adjusted net income, and Adjusted net income per diluted share. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP.  Our use of these terms may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Management defines its non-GAAP financial measures as follows:

•	Adjusted EBITDA represents GAAP net income (loss) adjusted to exclude, if applicable: (1) provision (benefit) for income taxes, (2) depreciation and amortization, (3) stock-based compensation expense, (4) impairment charges and asset write-offs, (5) loss in equity interests, (6) interest and other income, net (7) net loss attributable to non-controlling interest and (8) other incremental charges incurred in the period.
•	Adjusted net income represents GAAP net income (loss), adjusted for incremental costs incurred in the current period, which may include: (1) impairment charges and asset write-offs, (2) executive severance and (3) non-recurring foreign taxes, interest and penalties.
•	Adjusted net income per diluted share represents Adjusted net income (as defined above), divided by the diluted weighted-average number of shares outstanding for the period.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. However, Adjusted EBITDA, Adjusted net income, and Adjusted net income per diluted share are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered substitutes for or superior to Net income (loss) and Net income (loss) per diluted share as indicators of operating performance. A reconciliation of GAAP to Non-GAAP financial measures is included in this press release.

Contact:
Ivan Marmolejos
Investor Relations
(212) 219-8555 x1004
IR@xogrp.com